                                                                    EXHIBIT 99.7

                          DEL GLOBAL TECHNOLOGIES CORP.

                       [__________] SHARES OF COMMON STOCK
                  ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

                         BENEFICIAL OWNER ELECTION FORM

     I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of DEL GLOBAL TECHNOLOGIES CORP. common stock, par value $0.10 per share (the "Common Stock"), issuable upon the exercise of subscription rights ("Subscription Rights").

     In this form, I (we) instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated [___________], 2006 (the
"Prospectus") and the related Instructions for Use of Del Global Subscription
Certificate.

     BOX 1.  /_/  Please do not exercise Subscription Rights for shares of
                  Common Stock.

     BOX 2.  /_/  Please exercise Subscription Rights for me (us) and purchase shares of the Common Stock as set forth below:

                          NUMBER           SUBSCRIPTION
                          OF SHARES        PRICE                   PAYMENT
Basic Subscription Rights              X   $[____]              =  $         (line 1)
Over-Subscription Rights               X   $[____]              =  $         (line 2)
                                       Total payment required
                                       (sum of line 1 and 2)    =  $

     BOX 3.  /_/  Payment in the following amount is enclosed: $__________ (This amount must equal the amount set forth under "Total payment required" above)
     BOX 4.  /_/  Please deduct payment from the following account maintained by you as follows:

Type of Account:                             Account No.:
                ---------------------------              -----------------------
Amount to be deducted: $
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Signature                                    Date

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